Exhibit 10.19

FORM OF PLEDGE AGREEMENT

This PLEDGE AGREEMENT, dated as of March 28, 2024 (as the same may be amended, supplemented and/or otherwise modified from time to time, this “Agreement”), is entered into by and between HCW BIOLOGICS INC., a Delaware Corporation (“Grantor”), Mercedes M. Sellek, P.A., a Florida corporation (together with its assigns, the “Escrow Agent”),and the other Noteholders (as defined below). The Grantor, The Escrow Agent, and the Noteholders may be referred to individually as a “Party” and collectively the “Parties.”

Recitals

A. Grantor and various noteholders (collectively, the “Noteholders”) have entered into that certain Note Purchase Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Note Purchase Agreement”), pursuant to which the Noteholders will extend loans to Grantor on the terms and subject to the conditions set forth therein.

B. Grantor is the record and beneficial owner of equity interests in Wugen Inc., a Delaware corporation (the “Pledged Company”), and owns, as of the date hereof, 2,174,311 shares of the issued and outstanding common stock of the Pledged Company, representing approximately a 5 percent interest of the outstanding equity securities (whether consisting of capital stock, membership interests or otherwise) in the Pledged Company (such equity interest in the Pledged Company owned by Grantor, is hereafter a “Pledged Share” and all such shares collectively, the “Pledged Shares”).

C. As security of Grantor’s obligations under the Note Purchase Agreement, the Noteholders have requested that Grantor enter into this Agreement and pledge the percentage of its interests in the Pledged Shares to the Noteholders, and to the Escrow Agent to serve as escrow agent under the terms set forth in that certain escrow agreement (the “Escrow Agreement”) entered into by and between Grantor, the Noteholders, and the Escrow Agent, attached hereto as “Exhibit A” and incorporated by reference.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.1 Definitions. Each term used herein that is defined in the UCC (as hereinafter defined) but is not separately defined herein has the meaning set forth in the UCC; subject to the foregoing, each capitalized term used but not otherwise defined herein has the meaning ascribed thereto in the Note Purchase Agreement. In addition, as used herein, the following terms shall have the following meanings:

“Charter Documents” means: (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non‑U.S. jurisdiction) of such Person; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non‑U.S. jurisdiction) of such Person; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization of such Person; and any agreement, instrument, filing or notice with respect thereto filed in connection with such Person’s formation or organization with the applicable governmental authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such Person.

“Discharge of Obligations”: the satisfaction or discharge in full of the Secured Obligations in accordance with the terms of the Note Purchase Agreement.

“Permitted Liens” has the meaning ascribed thereto in Section 3.1(d).

“Person” means an individual, partnership, limited partnership, limited liability company, corporation, trust, estate, association or any other entity.

“Pledged Collateral” has the meaning ascribed thereto in Section 2.1.

“Secured Obligations” means all present and future obligations of Grantor to the Noteholders arising under and in connection with the Note Purchase Agreement and all promissory notes executed in connection therewith, whether actual or contingent and whether owed or incurred alone or jointly and/or severally with another and as principal or as surety or in any other capacity or any nature, together with all interest (including default interest) accruing in respect of those monies, obligations or liabilities.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Escrow Agent’s security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

ARTICLE II

Pledge

Section 2.1 Grant of Security Interest. As security for the full, prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) of all of the Secured Obligations, Grantor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Noteholders, and hereby grants to the Noteholders, a continuing security interest in all of Grantor’s right, title and interest (whether now or hereafter existing or acquired) in and to the following (collectively, the “Pledged Collateral”).

(a) the Pledged Shares and the certificates representing such Pledged Shares for the Pledged Company, and all dividends, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares, including:

(i) all voting trust certificates held by Grantor evidencing its beneficial interest in any Pledged Shares subject to any voting trust; and

(ii) all additional shares of equity interests of the Pledged Company and voting trust certificates from time to time acquired by Grantor in any manner (which additional shares shall be deemed to be part of Pledged Shares), and the certificates, if any, representing such additional shares and all dividends, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such additional shares; and

(iii) the rents, issues, profits, returns, income, allocations, distributions and proceeds of and from any and all of the foregoing.

At the request of the Noteholders, Grantor shall cause the Pledged Company to register Grantor’s pledge of the Pledged Collateral to the Noteholders on the books of the Pledged Company.

Section 2.2 Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall:

(a) remain in full force and effect until the Discharge of Obligations;

(b) be binding upon Grantor and its successors, transferees and assigns; and

(c) inure, together with the rights and remedies of the Noteholders hereunder.

Upon the Discharge of Obligations, the security interest granted herein shall terminate and all rights to the Pledged Collateral shall revert to Grantor. Upon any such termination, the shall, at Grantor’s sole expense, deliver to Grantor, without any representations, warranties or recourse of any kind whatsoever, any and all certificates and instruments representing or evidencing Grantor’s interest in any Pledged Company that had been previously delivered by Grantor to the Noteholders, together with all other Pledged Collateral pledged by Grantor held by the hereunder, free and clear of all liens arising from or through the Noteholders, and execute and deliver to Grantor, at Grantor’s sole expense, such documents as Grantor shall reasonably request to evidence such termination.

Section 2.3 No Assumption. This Agreement is executed and delivered to the Escrow Agent, for collateral security purposes only. Notwithstanding anything herein to the contrary:

(a) Grantor shall remain liable under the contracts and agreements included in the Pledged Collateral to the extent set forth therein and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed;

(b) the exercise by the Escrow Agent or the Noteholders of any of its rights hereunder shall not release Grantor from any of its duties or obligations under any such contracts or agreements included in the Pledged Collateral; and

(c) neither the Escrow Agent nor the Noteholders shall have any obligation or liability under any such contracts or agreements included in the Pledged Collateral by reason of this Agreement, nor shall the Escrow Agent or the Noteholders be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, and the neither the Escrow Agent nor the Noteholders shall, hereunder or otherwise, (i) assume any obligation or liability under or in connection with the Pledged Shares to any Person, and any such assumption is hereby expressly disclaimed, or (ii) be deemed to have or be vested with the duties, responsibilities or powers of the management of any Pledged Company.

ARTICLE III

Representations and Warranties

Section 3.1 Representations and Warranties. Grantor hereby represents and warrants to the Escrow Agent as follows:

(a) Authority. Grantor has full power and authority to enter into and perform its obligations under this Agreement.

(b) Legal Name. The legal name of Grantor is set forth on the signature page to this Agreement.

(c) Capacity; Due Authorization; Non‑Contravention. The execution, delivery and performance by Grantor of this Agreement has been duly authorized by all necessary action by Grantor, and do not contravene the Charter Documents or membership agreement of Grantor and/or the Pledged Companies; and in each case do not:

(i) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting Grantor and/or the Pledged Companies; or

(ii) result in, or require the creation or imposition of, any lien on any of Grantor and/or Pledged Companies properties except as contemplated hereby.

(d) Filing. No presently effective UCC Financing Statement covering any of the Pledged Collateral is on file in any public office, except for the UCC Financing Statement in favor of the Escrow Agent and in connection with liens permitted under the terms of the Note Purchase Agreement (“Permitted Liens”).

(e) Ownership; No Liens. Grantor is the legal and beneficial owner of, and has good and valid title to (and has full right and authority to pledge and assign), all Pledged Collateral pledged hereunder, free and clear of all liens, except the lien granted herein to the Escrow Agent for the benefit of the Noteholders and Permitted Liens. None of the Pledged Collateral has been transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such transfer may be subject.

(f) Equity Interest. The equity class and percentage ownership of the Pledged Shares to be distributed to the Noteholders in the Event of a Default as defined in the Note, are set forth on “Exhibit B” attached hereto. Grantor agrees to amend Exhibit B from time to time within five (5) business days of receiving any additional securities with respect to the Pledged Shares, or of obtaining knowledge of circumstances causing the percentage ownership to have changed.

(g) Certificate. No interest of Grantor in any Pledged Company is represented by a stock certificate or other similar instrument, except, if any, such certificates or instruments (together with all necessary instruments of transfer or assignment, duly executed in blank) as have been delivered to the Escrow Agent and are held in its possession (and Grantor covenants and agrees that any such certificates or instruments hereafter received by Grantor with respect to any of the Pledged Collateral (together with all necessary instruments of transfer or assignment, duly executed in blank) will be promptly delivered to the Escrow Agent).

(h) Information. All information with respect to the Pledged Collateral set forth in any schedule, certificate or other writing at any time furnished by Grantor to the Escrow Agent is and shall be true and correct in all material respects as of the date furnished.

(i) Authorization; Approval. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, or any other Person is required either:

(i) for the pledge by Grantor of any Pledged Collateral pursuant to this Agreement or for the execution, delivery and performance of this Agreement by Grantor; or

(ii) for the exercise by the Escrow Agent of (A) the voting or other rights provided for in this Agreement, or (B) the remedies in respect of the Pledged Collateral pursuant to this Agreement, except, in the case of this clause (ii)(B), as may be required in connection with a disposition of such equity interests or membership interests by laws affecting the offering and sale of securities generally, or as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and regulations issued relating thereto.

(j) First Priority Lien. The pledge and grant of a security interest in, and delivery pursuant to this Pledge Agreement of, the Pledged Collateral creates a valid first priority perfected security interest on and in such Pledged Collateral, and the proceeds thereof, securing the payment of the Secured Obligations, subject to no prior lien, assuming continued possession of the original certificates, if any, evidencing the Pledged Shares constituting such Pledged Collateral by the Escrow Agent. Separately, the security interest on and in the Pledged Collateral will become a valid first priority lien upon the due filing of a UCC Financing Statement describing the Pledged Collateral in the applicable filing office in the State in which Grantor was formed.

(k) Charter Documents. The copies of the Charter Documents of the Grantor are attached hereto as “Exhibit C” are a true, correct, and complete copy thereof, and such Charter Documents have not been further amended or modified in any respect. Additionally, Grantor represents that the provisions of the Charter Documents and stockholder or membership agreements of the Pledged Company do not in any way prohibit, restrict, condition or otherwise affect the grant hereunder of any lien, security interest or encumbrance on any of the Pledged Collateral or any enforcement action which may be taken in respect of any such lien, security interest or encumbrance, or otherwise conflict with the terms of this Agreement.

ARTICLE IV

Covenants

Section 4.1 Protect Pledged Collateral; Further Assurances. Subject to the terms of (and except as permitted by) the Note Purchase Agreement, Grantor shall not sell, assign, transfer, pledge or otherwise encumber the Pledged Collateral in any manner (except for the pledge granted herein to the Noteholders and in connection with Permitted Liens); provided, however, that in accordance with Section 4 of the Note Purchase Agreement, in the event that there is an Initial Public Offering (as defined in the Note Purchase Agreement) or a Merger Event (as defined in the Note Purchase Agreement), prior to the Maturity Date (as defined in the Notes), then upon advance notice to the Escrow Agent, the Escrow Agent shall transfer the Pledged Collateral to Grantor and the Grantor shall have fifteen (15) days to sell the Pledged Collateral in accordance with Section 4 of the Note Purchase Agreement. Grantor shall warrant and defend the right and title granted by this Agreement to the Escrow Agent and the Noteholders in and to the Pledged Collateral (and all right, title and interest represented by such Pledged Collateral) against the claims and demands of all Persons whomsoever, but, except as otherwise expressly provided in the Note Purchase Agreement, nothing contained herein shall prevent any Pledged Company from issuing additional equity interests. Grantor agrees that at any time, and from time to time, Grantor shall promptly execute and deliver all further instruments, and take all further action that may be necessary or desirable, as the Escrow Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Escrow Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Pledged Collateral as set forth in Article VI. Grantor further agrees that the Escrow Agent, at the Grantor’s sole expense, may file, or cause to be filed, any financing or continuation statements under the UCC with respect to the security interests granted hereby, and that such financing or continuation statements need not contain Grantor’s signature thereon.

Section 4.2 Voting Rights.

(a) Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with or in contravention of the provisions of the Note Purchase Agreement; and

(b) subject to and limited by the provisions of the Note Purchase Agreement, Grantor shall be entitled to receive and retain any and all cash dividends and interest; provided that any and all dividends or other payments paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, shall, in each of the foregoing cases, forthwith be delivered to the Escrow Agent to hold as Pledged Collateral and shall, if received by Grantor, be received in trust for the benefit of the Noteholders, be segregated from the other property or funds of Grantor, and be forthwith delivered to the Escrow Agent as Pledged Collateral in the same form as so received.

(c) All payments and proceeds which may at any time and from time to time be held by Grantor, but which Grantor is obligated to deliver to the Escrow Agent shall be held by Grantor separate and apart from its other property in trust for the Escrow Agent. Grantor shall have the exclusive voting power with respect to the Pledged Collateral and the Escrow Agent shall, at Grantor’s sole expense, upon the written request of Grantor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by Grantor which are necessary to allow Grantor to exercise voting power with respect to the Pledged Collateral; provided that no vote shall be cast, or consent, waiver or ratification given or action taken by Grantor that would impair any Pledged Collateral or be inconsistent with or violate any provision of the Note Purchase Agreement without the prior written consent of the Escrow Agent.

Section 4.3 Filings; Recordings. Grantor shall execute such documents, and do such other acts and things, all as the Escrow Agent or the Noteholders may from time to time reasonably request to establish and maintain a valid, perfected pledge of, and security interest in, the Pledged Collateral in favor of the Noteholders.

Section 4.4 Information. Grantor shall furnish the Escrow Agent such information concerning the Pledged Collateral as the Escrow Agent may from time-to-time reasonably request.

Section 4.5 Notice of Dissolution. Grantor shall notify the Escrow Agent, within thirty (30) calendar days of any termination and/or dissolution of any Pledged Company.

Section 4.6 Books and Records. Grantor shall cause each Pledged Company to mark its books and records pertaining to the Pledged Collateral to evidence this Agreement and the liens and security interests granted to the Noteholders hereby.

ARTICLE V

Attorney in Fact, etc.

Section 5.1 Escrow Agent Appointed Attorney-in-Fact. Grantor hereby irrevocably appoints the Escrow Agent, its successors or assigns, to be Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in the Escrow Agent’s discretion, but only after the occurrence and during the continuance of an Event of Default (as defined in the Note Purchase Agreement), to take any action and to execute any instrument which the Escrow Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a) to ask demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

(b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and

(c) to file any claims or take any action or institute any proceedings which the Escrow Agent may reasonably deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of the Escrow Agent with respect to any of the Pledged Collateral.

Grantor hereby acknowledges, consents, and agrees that the power of attorney granted pursuant to this Section 5.1, being coupled with an interest, is irrevocable. Grantor hereby expressly agrees to compensate the Escrow Agent for the Escrow Agent’s time according to the Escrow Agent’s billable hour rate determined upon an Event of Default, and to reimburse the Escrow Agent for any and all expenses, including but not limited to attorney fees, in accordance with the Escrow Agent having to perform the Escrow Agent’s duties as Grantor’s attorney-in-fact under Section 5.

Section 5.2 Protection of Pledged Collateral. The Escrow Agent may from time to time, at its option, perform any act which Grantor agrees hereunder to perform and which Grantor shall fail to perform after being requested in writing so to perform and the Escrow Agent may from time to time take any other action which the Escrow Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Pledged Collateral or of its security interest therein, all such actions being for the express benefit of the Noteholders and not Grantor. The expenses of the Escrow Agent incurred in exercising its rights under this Section 5.2 shall be payable by Grantor pursuant to the Note Purchase Agreement.

Section 5.3 Escrow Agent Has No Duty to Grantor. The powers conferred on the Escrow Agent hereunder are solely to protect the Noteholders’ interest in the Pledged Collateral and shall not impose any duty on the Escrow Agent to exercise any such powers. The Escrow Agent shall have no duty as to any Pledged Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Escrow Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral, provided that the Escrow Agent deals with such Pledged Collateral in the same manner as the Escrow Agent deals with similar property for its own account. Without limiting the generality of the preceding sentence, the Escrow Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Pledged Collateral if it takes such action for that purpose as Grantor reasonably requests in writing. Failure of the Escrow Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

ARTICLE VI

General Provisions

Section 6.1 Event of Default. In the Event of Default (as defined in the Note), the Noteholders may elect then, or at any time thereafter, to exercise all rights available to a secured party under applicable law including the right to sell the Pledged Collateral at a private or public sale or repurchase the Pledged Shares. The proceeds of any sale shall be applied in the following order:

(a) To the extent necessary, proceeds shall be used to pay all reasonable expenses of the Noteholders in enforcing this Agreement and the Note, including, without limitation, reasonable attorney’s fees and legal expenses incurred by the Noteholders.

(b) To the extent necessary, proceeds shall be used to satisfy any remaining indebtedness under the Note.

(c) Any remaining proceeds shall be delivered to the Noteholders pro rata.

Section 6.2 Continuing Agreement.

(a) This Agreement shall be a continuing agreement in every respect and shall remain in full force until the Discharge of Obligations. Upon the Discharge of Obligations, this Agreement and the liens and security interests of the Escrow Agent hereunder shall be automatically terminated and the Escrow Agent shall, upon the request and at the expense of Grantor, forthwith release all of the Noteholders liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by Grantor evidencing such termination. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Agreement.

(b) This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Escrow Agent as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the Escrow Agent in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations. Any reinstatement in accordance with this Section 6.1(b) shall not include any Pledged Collateral that Grantor disposed of in a bona fide transaction prior to such reinstatement.

Section 6.3 Amendments; Waivers. This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except by a written notice instrument executed by Grantor, the Noteholders, and the Escrow Agent; provided that the Escrow Agent may not amend, waive, modify, change, discharge or terminate any provision of this Agreement without the written consent of the parties required under the Note Purchase Agreement.

Section 6.4 Notices. All notices required or permitted to be given under this Agreement shall be given at the address specified below, or at such other address as may be designated in a written notice to the other parties hereto:

if to Grantor:

HCW Biologics Inc.

2929 N Commerce Parkway

Miramar, FL 33025

Attention: Nicole Valdivieso

Email: NicoleValdivieso@hcwbiologics.com

if to the Escrow Agent:

Mercedes M. Sellek, P.A.

[***]

Attention: Mercedes M. Sellek, Esq.

Email: msellek@selleklaw.com

if to the Noteholders:

See Address Provided on Signature Page(s)

Section 6.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of executed counterparts of this Agreement by facsimile or other electronic means shall be effective as an original.

Section 6.6 Severability; Headings. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 6.7 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and transferees, provided that Grantor may not assign its rights or obligations hereunder to any Person.

Section 6.8 Governing Law; Jurisdiction; Etc.

(a) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(b) All judicial proceedings arising in or under or related to this Agreement may be brought in any state or federal court located in the State of New York. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (i) consents to nonexclusive personal jurisdiction in the City and county of New York, New York; (ii) waives any objection as to jurisdiction or venue in in the City and county of New York, New York; (iii) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (iv) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 6.3, and shall be deemed effective and received as set forth in Section 6.3. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

Section 6.9 Mutual Waiver of Jury Trial. Grantor and Escrow Agent each waive their right to a jury trial of any claim or cause of action arising out of this Agreement or any related document or any transaction contemplated hereby or thereby, including contract, tort, breach of duty and all other claims. This waiver is a material inducement for both parties to enter into this Agreement. Each party has reviewed this waiver with its counsel.

Section 6.10 Entire Agreement. This Agreement, the Note Purchase Agreement and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including, but not limited to, any commitment letters or correspondence relating to the Note Purchase Agreement, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized persons as of the date first written above.

GRANTOR:

HCW BIOLOGICS INC.

By:

Name: Hing C. Wong

Title: CEO

Accepted and agreed:

ESCROW AGENT:

Mercedes M. Sellek, P.A., a Florida corporation

By: _____________________________________

Mercedes M. Sellek, Esq., President

NOTEHOLDER:

[NAME OF NOTEHOLDER and Address], as agent for itself and the other Noteholders

By:

Name:

Title:

EXHIBIT A

ESCROW AGREEMENT

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EXHIBIT B

Pledged Shares and Equity Class

[***]

EXHIBIT C

Charter Documents

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